UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):  June 24, 2011

REEF OIL & GAS INCOME AND DEVELOPMENT FUND III, L.P.

(Exact name of registrant as specified in its charter)

Texas	000-53795	26-0805120
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 N. Central Expressway, Suite 300, Richardson, Texas 75080

(Address of principal executive offices)

(972) 437-6792

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry in a Material Definitive Agreement

On July 27, 2011, Reef Oil & Gas Income and Development Fund III, L.P. (the “Partnership”) entered into the Second Amendment to Credit Agreement (“Amendment”) with Texas Capital Bank, N.A.  Under the Amendment, which is effective June 30, 2011 and fully executed on July 27, 2011, the borrowing base is reduced to $1,945,000.  In addition, effective August 1, 2011, the borrowing base is reduced by $30,000 per month.

Item 2.01              Completion of Acquisition or Disposition of Assets

On June 24, 2011, the Partnership completed the sale of a portion of its interests in the Thums Long Beach Unit to Reef 2010-A Income Fund, L.P., an affiliate.  The Thums Long Beach Unit is a long-lived waterflood project in the Wilmington Field, located underneath the Long Beach Harbor in southern California.  The Partnership received $2,650,000 in cash in exchange for these interests.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits:

10.1        Second Amendment to the Credit Agreement dated June 30, 2011 between Reef Oil & Gas Income and Development Fund III, L.P., as borrower and Texas Capital Bank, N.A., as lender.

10.2        Purchase and Sale Agreement, effective June 1, 2011, between Reef Oil & Gas Income and Development Fund III, L.P. and Reef 2010-A Income Fund, L.P.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2011

Reef Oil & Gas Income and
Development Fund III, L.P.
(Registrant)

	By:	Reef Oil & Gas Partners, L.P.
A Nevada Limited Partnership

	By:	Reef Oil & Gas Partners, GP, LLC
Its general partner

	By:	/s/ Michael J. Mauceli
Michael J. Mauceli
Manager

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Second Amendment to the Credit Agreement dated June 30, 2011 between Reef Oil & Gas Income and Development Fund III, L.P., as borrower and Texas Capital Bank, N.A., as lender.

10.2	Purchase and Sale Agreement, effective June 1, 2011, between Reef Oil & Gas Income and Development Fund III, L.P. and Reef 2010-A Income Fund, L.P.